Exhibit 99.1

Freescale Semiconductor Announces Fourth Quarter and Full-Year 2012 Results

AUSTIN, Texas--(BUSINESS WIRE)--January 29, 2013--Freescale Semiconductor, Ltd. (NYSE:FSL) today announced financial results for the fourth quarter and full-year ended December 31, 2012. Highlights include:

Fourth Quarter 2012

GAAP Results	Non-GAAP Results*
• Net sales of $957 million	• Adjusted operating earnings of $79 million
• Gross margin of 39.2%	• Adjusted loss per share of $.15
• Operating earnings of $56 million
• Loss per share of $.14

Calendar Year 2012

GAAP Results	Non-GAAP Results*
• Net sales of $3.95 billion	• Adjusted operating earnings of $461 million
• Gross margin of 41.6%	• Adjusted loss per share of $.08
• Operating earnings of $463 million
• Loss per share of $.41

“Looking forward, we have built a good foundation for future growth by charting a new course that has the buy-in of our customers and our employees,” said Gregg Lowe, president and CEO. “We've assembled a strong management team that is committed to helping deliver long-term growth and profitability.”

Fourth Quarter and Calendar Year 2012 Highlights

Net sales for the fourth quarter of 2012 were $957 million, compared to $1.01 billion in the third quarter of 2012 and $1.01 billion in the fourth quarter of 2011. Net sales for calendar year 2012 were $3.95 billion compared to $4.57 billion in calendar year 2011.

Income from operations for the three months ended December 31, 2012 was $56 million, compared to $127 million in the third quarter of 2012 and $136 million in the fourth quarter of 2011. Income from operations for calendar year 2012 was $463 million compared to income of $274 million in calendar year 2011.

The net loss for the fourth quarter 2012 was $35 million, or $.14 per share, compared to a loss of $24 million, or $.10 per share, in the third quarter of 2012 and a loss of $6 million, or $.02 per share, in the same period last year. The net loss for calendar year 2012 was $102 million or $.41 per share, compared to a loss of $410 million, or $1.82 per share, in calendar year 2011.

Adjusted operating earnings (defined in Note 1 to the Notes to the Consolidated Financial Information attached to this press release) for the three months ended December 31, 2012 were $79 million compared to earnings of $127 million in the third quarter of 2012 and $144 million in the fourth quarter of 2011. Adjusted operating earnings for calendar year 2012 were $461 million compared to $761 million in calendar year 2011.

The adjusted net loss (defined in Note 1 to the Consolidated Financial Information attached to this press release) for the three months ended December 31, 2012 was $37 million, or $.15 per share, compared to earnings of $10 million, or $.04 per share, in the third quarter of 2012 and earnings of $18 million, or $.07 per share, in the fourth quarter of 2011. The adjusted net loss for calendar year 2012 was $19 million, or $.08 per share, compared to adjusted net earnings of $217 million, or $.96 per share in calendar year 2011.

Descriptions of EBITDA, Adjusted EBITDA, adjusted operating earnings and adjusted net earnings (loss) and the reconciliations to our GAAP results are included in the tables and notes attached to this press release.

Product Group Revenues

Following a strategic review completed during the third quarter of 2012, the company realigned its product groups and, effective with the fourth quarter of 2012, the company will report net sales based on the following product groups: Microcontrollers, Digital Networking, Automotive Microcontrollers, Analog & Sensors, RF and Other.

The company’s net sales figures for the fourth quarter and calendar year 2012 were as follows:

  Microcontroller net sales, which includes sales for industrial, multi-market, smart energy, healthcare and multimedia applications were $197 million in the fourth quarter, compared to $192 million in the third quarter of 2012 and $172 million in fourth quarter last year. For the year, net sales were $707 million compared to $790 million in 2011.
  Digital Networking net sales, which includes sales of communications and digital signal processors sold to the networking and communications markets, were $195 million, compared to $226 million in the third quarter of 2012 and $209 million in fourth quarter last year. For the year, net sales were $852 million compared to $928 million in 2011.
  Automotive Microcontroller net sales, which includes microcontroller sales to the global automotive market, were $236 million, compared to $252 million in the third quarter of 2012 and $253 million in fourth quarter last year. For the year, net sales were $986 million compared to $1.07 billion in 2011.
  Analog & Sensor net sales, which includes sales of automotive analog, mixed signal analog and sensor products to the automotive and consumer markets, were $175 million, compared to $180 million in the third quarter of 2012 and $191 million in fourth quarter last year. For the year, net sales were $722 million compared to $785 million in 2011.
  RF net sales, which includes sales of power amplifiers to the wireless infrastructure market, were $97 million, compared to $73 million in the third quarter of 2012 and $101 million in fourth quarter last year. For the year, net sales were $303 million compared to $418 million in 2011.
  Other net sales, which includes primarily IP licensing revenue and wireless handset sales, were $57 million compared to $86 million in the third quarter of 2012 and $87 million in fourth quarter last year. For the year, net sales were $375 million compared to $579 million in 2011.

Other Financial Information

  Capital Expenditures were $38 million in the fourth quarter and $123 million for calendar year 2012;
  Cash and Cash Equivalents were $711 million;
  EBITDA* for the fourth quarter was $140 million;
  Adjusted EBITDA* for the latest twelve months ending December 31, 2012 was $839 million.

*Adjusted for various items as indicated and defined in Note 1 to the Notes to the Consolidated Financial Information attached to this press release.

First Quarter 2013 Outlook

For the first quarter of 2013, the company expects:

  Net sales to be between $945 million and $985 million;
  Gross margins to increase approximately 75 to 100 basis points on a sequential basis.

Conference Call and Webcast

Freescale's quarterly earnings call is scheduled to begin at 4:00 p.m. Central Time on January 29, 2013. The company will offer a live webcast of the conference call over the Internet at www.freescale.com/investor.

Caution Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our business strategy, goals and expectations concerning our strategic direction, key personnel, future operations, margins, profitability, liquidity and capital resources. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of the factors that we believe could affect our results include our substantial indebtedness; our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business; the loss of one or more of our significant customers or strategic relationships; general economic and business conditions and any downturns in the cyclical industry in which we operate; our competitive environment and our ability to make technological advances; interruptions in our production or manufacturing capacity and our ability to obtain supplies; economic conditions in the industries in which our products are sold; maintenance and protection of our intellectual property; political and economic conditions in the countries where we conduct business; geological conditions in some of the earthquake-prone countries where certain of our customers and suppliers are based; the costs of environmental compliance and/or the imposition of liabilities under environmental laws and regulations; potential product liability or personal injury claims; inability to make necessary capital expenditures; loss of key personnel; the financial viability of our customers, distributors or suppliers; and our ability to achieve cost savings as well as other matters described under "Risk Factors" in our Annual Report on Form 10-K and other filings with the SEC. We undertake no obligation to update any information contained in this press release.

Non-GAAP Financial Measures

Included within this press release and the accompanying tables and notes are non-GAAP financial measures that supplement the company's consolidated financial information prepared under GAAP. The company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release. The company's management believes that these non-GAAP measures provide a more meaningful representation of the company’s ongoing financial performance than GAAP measures alone. In addition, the company uses Adjusted EBITDA to measure compliance with certain of its debt covenants. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP. You should consider them together with the consolidated financial information located in the tables attached to this press release.

About Freescale Semiconductor

Freescale Semiconductor is a global leader in embedded processing solutions, providing industry leading products that are advancing the automotive, consumer, industrial and networking markets. From microprocessors and microcontrollers to sensors, analog integrated circuits and connectivity - our technologies are the foundation for the innovations that make our world greener, safer, healthier and more connected. Some of our key applications and end-markets include automotive safety, hybrid and all-electric vehicles, next generation wireless infrastructure, smart energy management, portable medical devices, consumer appliances and smart mobile devices.

The company is based in Austin, Texas, and has design, research and development, manufacturing and sales operations around the world. http://www.freescale.com

Freescale and the Freescale logo are trademarks of Freescale Semiconductor, Inc. All other product or service names are the property of their respective owners. © Freescale Semiconductor, Inc. 2013.

Freescale Semiconductor, Ltd.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Twelve Months Ended
(in millions, except per share amounts)	Dec 31,	Sept 28,	Dec 31,	Dec 31,	Dec 31,
	2012	2012	2011	2012	2011

Net sales	$957	$1,009	$1,013	$3,945	$4,572
Cost of sales	582	585	600	2,304	2,677
Gross margin	375	424	413	1,641	1,895
Selling, general and administrative	110	110	113	438	510
Research and development	186	187	188	742	797
Amortization expense for acquired intangible assets	3	3	44	13	232
Reorganization of business and other	20	(3)	(68)	(15)	82
Operating earnings	56	127	136	463	274
Loss on extinguishment or modification of long-term debt, net	(1)	(3)	-	(32)	(97)
Other expense, net	(127)	(134)	(131)	(531)	(559)
(Loss) earnings before income taxes	(72)	(10)	5	(100)	(382)
Income tax (benefit) expense	(37)	14	11	2	28
Net loss	$(35)	$(24)	$(6)	$(102)	$(410)

Loss per common share:
Basic	($0.14)	($0.10)	($0.02)	($0.41)	($1.82)
Diluted	($0.14)	($0.10)	($0.02)	($0.41)	($1.82)

Weighted average common shares outstanding:
Basic	249	249	246	248	226
Diluted	251	251	248	251	227

Freescale Semiconductor, Ltd.
Reconciliation of Non-GAAP Measures
(Unaudited)

	Three Months Ended			Twelve Months Ended
(in millions, except per share amounts)	Dec 31,	Sept 28,	Dec 31,	Dec 31,	Dec 31,
	2012	2012	2011	2012	2011

Adjusted gross margin	$375	$424	$445	$1,641	$2,062
Incremental depreciation expense (a)	-	-	32	-	167
Gross margin	$375	$424	$413	$1,641	$1,895

Adjusted operating earnings	$79	$127	$144	$461	$761
Incremental depreciation expense (a)	-	-	32	-	173
Amortization expense for acquired intangible assets (a)	3	3	44	13	232
Reorganization of business and other (f)	20	(3)	(68)	(15)	82
Operating earnings	$56	$127	$136	$463	$274

Adjusted net (loss) earnings	$(37)	$10	$18	$(19)	$217
Purchase price accounting impact (a)	3	3	76	13	400
Non-cash share-based compensation expense (b)	12	12	8	43	27
Fair value adjustment on interest rate and commodity derivatives (c)	-	7	-	17	-
Deferred and non-current tax impact (d)	(38)	12	8	(7)	16
Loss on extinguishment or modification of long-term debt, net (e)	1	3	-	32	97
Reorganization of business and other (f)	20	(3)	(68)	(15)	82
Other (i)	-	-	-	-	5
Net loss	$(35)	$(24)	$(6)	$(102)	$(410)

Adjusted net earnings (loss) per common share:
Basic	($0.15)	$0.04	$0.07	($0.08)	$0.96
Diluted	($0.15)	$0.04	$0.07	($0.08)	$0.96

Weighted average common shares outstanding:
Basic	249	249	246	248	226
Diluted	251	251	248	251	227

Freescale Semiconductor, Ltd.
Product Group Net Sales Information
(Unaudited)

(in millions)	Three Months Ended			Twelve Months Ended
	Dec 31,	Sept 28,	Dec 31,	Dec 31,	Dec 31,
	2012	2012	2011	2012	2011

Microcontrollers (1)	$197	$192	$172	$707	$790
Digital Networking (2)	195	226	209	852	928
Automotive MCU (2)	236	252	253	986	1,072
Analog & Sensors (4)	175	180	191	722	785
RF (5)	97	73	101	303	418
Other (6)	57	86	87	375	579
Total	$957	$1,009	$1,013	$3,945	$4,572

(1) Microcontrollers includes sales for industrial, multi-market, smart energy, healthcare, connectivity and multimedia applications.

(2) Digital Networking includes sales of communication and digital signal processors serving the networking and communications markets.

(3) Automotive MCU includes microcontroller sales serving the automotive market.

(4) Analog and Sensors includes sales of automotive analog, mixed-signal analog and sensor products.

(5) RF includes sales of power amplifiers.

(6) Other includes licensing and sales of intellectual property, sales serving the wireless handset market, sales of wafers to other semiconductor companies and other miscellaneous items.

Freescale Semiconductor, Ltd.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions)	Dec 31,	Sept 28,	Dec 31,
	2012	2012	2011

ASSETS
Cash and cash equivalents	$711	$763	$772
Accounts receivable, net	384	440	459
Inventory, net	797	810	803
Other current assets	166	182	198
Total current assets	2,058	2,195	2,232

Property, plant and equipment, net	715	723	772
Intangible assets, net	64	77	84
Other assets, net	334	334	327
Total assets	$3,171	$3,329	$3,415

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current portion of long-term debt and capital lease obligations	$6	$7	$2
Accounts payable	323	371	347
Accrued liabilities and other	543	512	451
Total current liabilities	872	890	800

Long-term debt	6,375	6,476	6,589
Other liabilities	455	452	506

Shareholders' deficit	(4,531)	(4,489)	(4,480)
Total liabilities and shareholders' deficit	$3,171	$3,329	$3,415

Freescale Semiconductor, Ltd.
Cash Flow Summary
(Unaudited)

	Three Months Ended			Twelve Months Ended
(in millions)	Dec 31,	Sept 28,	Dec 31,	Dec 31,	Dec 31,
	2012	2012	2011	2012	2011

Cash flows from operations	$82	$16	$48	$350	$99

Cash flows from investing activities	$(33)	$(47)	$(17)	$(176)	$(89)

Cash flows from financing activities	$(100)	$(91)	$(1)	$(232)	$(290)

Effect of exchange rate changes on cash and cash equivalents	$(1)	$4	$(2)	$(3)	$9

Freescale Semiconductor, Ltd.
EBITDA and Adjusted EBITDA Reconciliations
(Unaudited)

	Three Months Ended			Twelve Months Ended
(in millions)	Dec 31,	Sept 28,	Dec 31,	Dec 31,	Dec 31,
	2012	2012	2011	2012	2011

EBITDA excluding the effects of other items	$140	$186	$216	$701	$1,066
Fair value adjustment on interest rate and commodity derivatives (c)	-	7	-	17	-
Loss on extinguishment or modification of long-term debt, net (e)	1	3	-	32	97
Reorganization of business and other (f)	20	(3)	(68)	(15)	82
EBITDA	119	179	284	667	887
Depreciation	45	44	83	179	393
Amortization*	19	20	63	78	313
Interest expense, net	127	125	133	510	563
Income tax (benefit) expense	(37)	14	11	2	28
Net loss	$(35)	$(24)	$(6)	$(102)	$(410)

	Twelve Months Ended Dec 31, 2012
(in millions)

Net loss	$(102)
Interest expense, net	510
Income tax expense	2
Depreciation and amortization expense*	257
Non-cash share-based compensation expense (b)	43
Fair value adjustment on interest rate and commodity derivatives (c)	17
Loss on extinguishment or modification of long-term debt, net (e)	32
Reorganization of business and other (f)	(15)
Cost savings (g)	78
Other terms (h)	17
Adjusted EBITDA	$839

*Excludes amortization of debt issuance costs, which are included in interest expense, net.

NOTES TO THE CONSOLIDATED FINANCIAL INFORMATION

Summary of Key Reconciling Items

(a) Includes the effects of purchase price accounting relating to our acquisition by a consortium of investors in 2006 and our acquisition of SigmaTel, Inc. in 2008, including, as applicable, depreciation expense associated with the property, plant and equipment step up to fair value and amortization expense for acquired intangible assets related to developed technology and tradenames/trademarks.

(b) Reflects non-cash, share-based compensation expense under the provisions of ASC Topic 718, "Compensation - Stock Compensation.”

(c) Reflects the change in fair value of our interest rate and commodity derivatives which are not designated as cash flow hedges under the provisions of ASC Topic 815, "Derivatives and Hedging.”

(d) Adjustments to reflect cash income tax expense.

(e) Reflects losses on extinguishments and modifications of our long-term debt, net.

(f) Reflects items related to our reorganization of business programs and other charges.

(g) Reflects costs savings that we expect to achieve from initiatives commenced prior to December 31, 2009 under our reorganization of business programs that are in process or have already been completed.

(h) Reflects adjustments required by our debt instruments, including business optimization expenses, relocation expenses and other items.

(i) Includes the acceleration of depreciation relating to the closure of certain of our 150mm manufacturing facilities.

Note 1

Adjusted gross margin and adjusted operating earnings (loss) represent gross margin and operating earnings (loss) adjusted for the following as necessary: incremental depreciation expense for property, plant and equipment fair value step-up and associated with reduction in lives of certain manufacturing assets, amortization of acquired intangible assets, and reorganization of businesses and other charges. Adjusted gross margin and adjusted operating earnings (loss) are not recognized terms under U.S. GAAP. Adjusted gross margin and adjusted operating earnings (loss) do not represent gross margin and operating earnings (loss), as those terms are defined under U.S. GAAP, and should not be considered as alternatives to gross margin or operating earnings (loss) as an indicator of our operating performance. We have included information concerning adjusted gross margin and adjusted operating earnings (loss) because we use such information when evaluating gross margin and operating earnings (loss) to better evaluate the underlying performance of the Company. Adjusted gross margin and adjusted operating earnings (loss) as presented herein are not necessarily comparable to similarly titled measures. A reconciliation of adjusted gross margin to gross margin and adjusted operating earnings (loss) to operating earnings (loss), the most directly comparable U.S. GAAP measures, has been included in the preceding tables.

Adjusted net earnings (loss) is net earnings (loss), adjusted for certain items that we believe are not indicative of the performance of our ongoing operations. We present adjusted net earnings (loss) as a supplemental performance measure. We believe adjusted net earnings (loss) is helpful to an understanding of our business and provides a means of evaluating our performance from period to period on a more consistent basis. This presentation should not be construed as an indication that similar items will not recur or that our future results will be unaffected by other items that we consider to be outside the ordinary course of our business. Because adjusted net earnings (loss) facilitates internal comparisons of our historical financial position and operating performance on a more consistent basis, we also use adjusted net earnings (loss) for business planning purposes, in measuring our performance relative to that of our competitors and in evaluating the effectiveness of our operational strategies. Adjusted net earnings (loss) has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted net earnings (loss) only supplementally. A reconciliation of adjusted net earnings (loss) to net earnings (loss), the most directly comparable U.S. GAAP performance measure, has been included in the preceding tables.

EBITDA (earnings before interest, taxes, depreciation and amortization) excluding the effects of other items is a non-U.S. GAAP financial measure. We have included information concerning EBITDA excluding the effects of other items because we use such information to supplementally evaluate the underlying performance of the Company. EBITDA excluding the effects of other items does not represent, and should not be considered an alternative to, net earnings (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA excluding the effects of other items and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

Adjusted EBITDA as shown in the preceding tables is calculated in accordance with the agreement and indentures governing Freescale Semiconductor, Inc.’s existing notes and senior credit facilities. Adjusted EBITDA is net earnings (loss) adjusted for certain non-cash and other items that are included in net earnings (loss). The ability of our subsidiaries to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to ratios under the indentures and the senior credit facilities based on Adjusted EBITDA calculated for the most recent four fiscal quarters. Accordingly, we believe it is useful to provide the calculation of Adjusted EBITDA to investors for purposes of determining our ability to engage in these activities. Adjusted EBITDA is a non-U.S. GAAP financial measure. Adjusted EBITDA does not represent, and should not be considered an alternative to, net earnings (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Although Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our calculation of Adjusted EBITDA is not necessarily comparable to such other similarly titled captions of other companies. The calculation of Adjusted EBITDA in the indentures and the senior credit facilities allows us to add back certain charges that are deducted in calculating net earnings (loss). However, some of these expenses may recur, vary greatly and are difficult to predict. Further, our debt instruments require that Adjusted EBITDA be calculated for the most recent four fiscal quarters. We do not report Adjusted EBITDA on a quarterly basis. In addition, the measure can be disproportionately affected by quarterly fluctuations in our operating results, and it may not be comparable to the measure for any subsequent quarter, four-quarter period or any complete fiscal year. A reconciliation of net earnings (loss), which is a U.S. GAAP measure of our operating results, to Adjusted EBITDA, calculated as described above, has been included in the preceding tables.

CONTACT:
Freescale Semiconductor, Ltd.
Media:
Rob Hatley, 512-996-5134
robert.hatley@freescale.com
or
Investors:
Mitch Haws, 512-895-2454
mitch.haws@freescale.com